SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[    ]  Preliminary Proxy Statement
[ x  ]  Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to Section 240.14a-11(c)or
         Section 240.14a-12

                          ILLINOIS CENTRAL CORPORATION
                (Name of Registrant as Specified In Its Charter)


                          ILLINOIS CENTRAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1), or 14a-6(I)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total Fee Paid:

[ ]   Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:

                          ILLINOIS CENTRAL CORPORATION
                         455 NORTH CITYFRONT PLAZA DRIVE
                             CHICAGO, ILLINOIS 60611


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1997


TO THE STOCKHOLDERS OF ILLINOIS CENTRAL CORPORATION:

         Notice is hereby given that the Annual Meeting of Stockholders of Illinois Central Corporation, a Delaware corporation (the "Corporation"), will be held in the Regent Room of the Fairmont Hotel , 200 N. Columbus Drive, Chicago, Illinois 60601, on May 7, 1997, at 9:00 AM local time, for the following purpose :

To elect three directors to a three-year term expiring at the 2000 Annual Meeting of Stockholders or until their successors are elected and qualified and to transact such other business as may properly come before the meeting or any adjournment or adjournments.

         Stockholders of record of the Common Stock of the Corporation at the close of business on March 14, 1997, are entitled to notice of and to vote at this meeting. A list of such stockholders will be available for examination during the ten-day period preceding the meeting at the offices of the Corporation at 455 North Cityfront Plaza Drive, Chicago, Illinois 60611.

                                    By order of the Board of Directors,


                                    Ronald A. Lane
                                    Secretary

PLEASE SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD in the enclosed envelope which does not require postage if mailed in the United States or Canada.

                          Illinois Central Corporation
                         455 North Cityfront Plaza Drive
                             Chicago, Illinois 60611


                                 PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS -- MAY 7, 1997

                                      PROXY

         This Proxy Statement and the accompanying proxy card are first being sent on or about March 27, 1997, to holders of Common Stock of Illinois Central Corporation ("IC" or the "Corporation") in connection with the solicitation of proxies by IC's Board of Directors (the "Board of Directors" or the "Board") for the Annual Meeting of Stockholders ("Annual Meeting"). The Annual Meeting will be held in the Regent Room of the Fairmont Hotel, 200 N. Columbus Drive, Chicago, Illinois 60601, on May 7, 1997, at 9:00 AM local time. To assure the presence of a quorum at the Annual Meeting, the Board requests that all stockholders sign and return promptly the enclosed proxy card. Only stockholders of record at the close of business on March 14, 1997, will be entitled to vote at the Annual Meeting.

         The shares represented by the proxies will be voted in accordance with the stockholders' specification with respect to the Proposal. If no specification is made, the shares will be voted "FOR" the nominees described below for election as directors.

                      VOTING SECURITIES OF THE CORPORATION

         As of March 14, 1997, there were outstanding 61,406,831 shares of Illinois Central Corporation Common Stock, $.001 par value per share ("Common Stock"), which is the Corporation's only class of voting securities. Holders of Common Stock are entitled to one vote per share, exercisable in person or by proxy, with respect to all matters to come before the Annual Meeting. Under the Corporation's By-Laws, stockholders of record of a majority of the outstanding shares of Common Stock entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum. Directions to withhold authority, abstentions and non-votes by brokers and other nominees will be treated as present for purposes of determining the presence of a quorum.

                              ELECTION OF DIRECTORS

         The Corporation has three classes of directors with staggered terms, the members of each class serving a three-year term on the Board. At this Annual Meeting, the terms of the Class III directors will expire. The current Class III directors are George D. Gould, Alexander P. Lynch and F. Jay Taylor. The Board of Directors has nominated each of them for re-election as Class III directors to terms expiring in 2000, or until their successors are elected and qualified.

         Each nominee has consented to his nomination and, if elected, has indicated his intent to serve as a director. In the event that any nominee should be unable or unwilling to accept the office of director, which is not anticipated, the persons named as proxies intend to vote for the election of such other person(s) as the Board of Directors may recommend, unless the Board has taken prior action to reduce its membership.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS TO HOLD OFFICE UNTIL 2000

     George D. Gould, 69, has been a director of the Corporation since 1990. He has been Vice Chairman of Klingenstein, Fields & Co., L.P., a money management firm, since 1989. Mr. Gould is Chairman of the Hungarian American Enterprise Fund. He previously served as Undersecretary of the United States Treasury for Finance from 1985 to 1988. Mr. Gould also serves as a director of the Federal Home Loan Mortgage Corporation, TIG Holdings, and the Needham Growth Fund.
Committees: Audit, Compensation (Chairman) and Finance.

     Alexander P. Lynch, 44, has been a director of the Corporation since 1991. He is Co-Chief Executive Officer and Co-President of The Bridgeford Group, a financial advisory firm. From 1991 until 1995 he was a Senior Managing Director of Bridgeford. From 1985 until 1991, Mr. Lynch was a Managing Director of Lehman Brothers or its predecessors. Mr. Lynch also serves as a director of Lincoln Snacks Company and Patina Oil and Gas Corporation. Mr. Lynch is the brother-in-law of another director, Mr. Lamphere. Committees: Audit and Finance.

     F. Jay Taylor, 73, has been a director since 1994. Dr. Taylor is a Labor-Management Arbitrator in both the public and private sectors. He served as President of Louisiana Tech University from 1962 to 1987, and currently serves as President Emeritus of the University. Dr. Taylor is a member of the Board of Directors of Michael's Stores, Inc. and Pizza Inn, Inc. and a member of the National Academy of Arbitrators and Society of Professionals in Dispute Resolution. Committee: Audit.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 1998

     E. Hunter Harrison, 52, has been a director of the Corporation and the Illinois Central Railroad Company (the "Railroad") since 1993 and has served as President and Chief Executive Officer of the Corporation and the Railroad since February 1993. Mr. Harrison joined the Corporation and the Railroad as Vice President and Chief Transportation Officer in 1989, was elected Senior Vice President-Transportation in 1991 and was elected Senior Vice President- Operations in July 1992. Mr. Harrison also is a director of Wabash National Corporation, a manufacturer of truck trailers. Committee: Executive.

     Samuel F. Pryor, IV, 41, has been a director of the Corporation since 1989. Mr. Pryor has been Managing Director of The Noel Group, Inc. ("Noel"), a diversified company since 1991. He also is President of The Prospect Group, Inc. ("Prospect"), for which he has served in various capacities since 1986. Mr. Pryor is a director of Prospect, Belding Heminway, Inc. and Health Plan Services, Inc. Committees: Audit, Compensation and Finance (Chairman).

     Alan H. Washkowitz, 56, has been a director of the Corporation since 1991. He has been a Managing Director of Lehman Brothers or its predecessors since 1978. Mr. Washkowitz also serves as a director of K&F Industries, Inc., a manufacturer of aircraft wheels and brakes, Lear Seating, a manufacturer of automobile seats, and McBrides, Ltd., a manufacturer of private label household and personal care products. Committees: Compensation and Finance.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 1999

     William B. Johnson, 78, has been a director of the Corporation since 1989. He previously served as a director, Chairman and Chief Executive Officer of IC Industries, Inc. (now known as Whitman Corporation). Until 1989, Whitman owned the Railroad. Mr. Johnson was employed by the Corporation as Advisor to the Chairman in 1990 and 1991. Mr. Johnson serves as a director of Webster Broadcasting, is a Trustee of the University of Chicago and the University of Pennsylvania Law School and is a member of the Board of Governors of Washington College, Chestertown, Maryland. Committees: Audit (Chairman) and Executive.

     Gilbert H. Lamphere, 44, has been a director of the Corporation and the Railroad since 1989. He has been Chairman of the Board since 1993, and Chairman of the Executive Committee of the Board since 1990. Mr. Lamphere is Managing Director of the Fremont Group, a diversified investment company. He was Co-Chairman and Chief Executive Officer of Noel, from 1991 until 1994 and was the Chairman and Chief Executive Officer of Prospect until 1994, for which he had served in various capacities since becoming a director in 1983. Mr. Lamphere also is a director and Chairman of Prospect. He serves as a director of Belding Heminway, Inc., the Fremont Group and Sequois. Mr. Lamphere is the brother-in-law of another director, Mr. Lynch. Committee: Executive (Chairman).

     John V. Tunney, 62, has been a director of the Corporation since 1990. He has been Chairman of the Board of Cloverleaf Group, Inc., a real estate development firm, since 1980. Mr. Tunney served as United States Senator from the State of California from 1971 to 1977 and as a member of the United States House of Representatives from 1965 to 1971. Mr. Tunney is a director of Foamex International, a manufacturer and fabricator of polyurethane foam, Swiss Army Brands, Enterprise Plan, Inc., an automobile finance company, and Prospect.
Committees: Audit and Compensation.

          See "OWNERSHIP OF COMMON STOCK AND CERTAIN TRANSACTIONS" for the beneficial ownership of Common Stock by each director and by all directors, nominees and executive officers as a group.

Committees of the Board of Directors

         There are four standing committees of the Board of Directors. Committee membership is noted in the biographical section above. The functions of the various committees are described below.

         EXECUTIVE COMMITTEE - With the exception of certain powers that are reserved exclusively to a board of directors by the Delaware General Corporation Law (such as approving amendments to the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, and the amendment of the corporation's by-laws), the Executive Committee, which has three members, may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. The Committee held five meetings in 1996 and reported the results of those meetings to the Board.

         AUDIT COMMITTEE - The Audit Committee is composed of six outside directors. The Committee oversees the Corporation's financial reporting on behalf of the Board. The Committee reviewed the 1996 audit plans of Arthur Andersen LLP, considered the adequacy of audit scope and reviewed and discussed, with the auditors and management, the auditors' reports. The Committee recommended to the Board the selection of the Corporation's independent public accountants. The Committee reviews compliance with the Corporation's Standards of Business Conduct policy, environmental conditions and compliance activities for the Corporation's facilities and the independent public accountants' review of the expense accounts of principal executive officers. The independent public accountants and the Committee have unrestricted access to each other, without management present, to discuss the results of audit work, including the adequacy of internal accounting controls, the quality of financial reporting and any other matter deemed appropriate. The Committee held two meetings in 1996, reported the results of those meetings to the Board and made recommendations to the Board.

         COMPENSATION COMMITTEE - The Compensation Committee establishes and administers compensation policies for the Board, sets the compensation for the Chief Executive Officer and has the responsibility for establishing and administering compensation policies, plans and programs for the Corporation and its subsidiaries. The Committee held six meetings in 1996, reported the results of those meetings to the Board and made recommendations to the Board.

         FINANCE COMMITTEE - The Finance Committee monitors developments in the financial markets, reviews the financial structure of the Corporation, including its annual budget and five year plan, and recommends appropriate financial strategies and transactions. The

         Committee held 13 meetings in 1996, reported the results of those meetings to the Board and made recommendations to the Board.

Meetings of the Board of Directors

         In 1996, the Board of Directors held eight meetings. The number of meetings held by the committees of the Board of Directors is noted above. Each director of the Corporation attended at least 75% of the meetings held by the Board and by the Committees on which he served, except Mr. Pryor who, because of schedule conflicts, attended one of the two Audit Committee meetings and four of the six Compensation Committee meetings.

                                  VOTE REQUIRED

         The three nominees receiving the greatest number of votes (i.e., a plurality) will be elected as Directors. Directions to withhold authority and non-votes by brokers and other nominees will not have any effect upon the vote.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends a vote FOR the election of the nominees listed above as directors of the Corporation.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Committee Report

Executive Compensation Philosophy

         The Compensation Committee of the Board of Directors (the "Committee") has adopted a philosophy that compensation for the management of the Corporation and its subsidiaries ("the Company") should be tied directly to the Company's stated business objectives and to the sustained creation of stockholder value. The Committee believes that stockholder interests and the Company's compensation programs should be closely aligned and integrated. Therefore, the Company's compensation program reflects both a performance and long-term orientation. Further, the performance measures used to determine compensation levels are the primary, sustainable drivers of stockholder value among transportation companies specifically and other publicly-held companies generally. As a result, the Company's total compensation program is designed to be highly sensitive to the Company's performance, defined in terms of stockholder value creation.

Performance Compensation Program

         The Company's Performance Compensation Program consists of four components: (1) Base Salary, (2) Performance Awards, (3) Stock Options and (4) Incentive 2000 Plan Awards. The program is designed to emphasize risk-based compensation which rewards Company and individual performance. Each of these components and its respective role in total direct compensation, as well as the basis for determining the compensation of the President and Chief Executive Officer ("CEO"), Mr. Harrison, are described below:

(1) Base Salary

         Salary levels are determined by several factors, including: the Company's performance, the individual's contribution to that performance, the individual's position within his/her salary grade and competitive pay levels. To emphasize risk-based compensation, the overall target for base salary has been set at 90% of the size-adjusted median for the railroad industry. The Committee reviews the salary of the CEO and all other officers annually.

(2)  Performance Awards and Bonuses

         Approximately 425 management employees participate in the Company's annual incentive program. Each participant is assigned a target Performance Award according to the individual's level of responsibility (salary grade). Target award levels range from 10% to 75% of annual base salary.
 Actual award levels vary depending upon the Corporation's performance relative to predetermined objectives for annual revenue growth and return on total capital ("ROTC"), and range from 0% to 150% of target awards. Award levels are weighted two-thirds on ROTC and one-third on revenue

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



growth. Performance awards under the program for management employees other than the CEO and four other most highly compensated officers contain a second component for individual performance for the year as well as Company performance. The individual component of performance awards vary from 0% to 50% of the target award.

         The Company performance objectives are the same for all management employees and relate directly to those measures which drive stockholder value -- annual return on average total capital, calculated on an after-award after-tax basis, and annual revenue growth. Specific performance objectives are set by the Committee annually in relation to the Company's fiscal budget after it has been reviewed and approved by the Board. Except as to the CEO and the four other most highly compensated individuals, the Committee has the ability to adjust the Company payout through a discretionary factor of plus or minus 20% of target award by evaluating other business measures (e.g., safety, operating ratio, earnings per share, or other measures). For the CEO and the four other most highly compensated officers, only Company performance, subject to potential reduction by the Committee, determines the Performance Award.

         The CEO's target award is 75% of base salary and the targets for the other four most highly compensated officers range from 60% to 65%. To comply with IRS regulations limiting the deductibility of executive compensation, the CEO and the four other most highly compensated officers are not eligible to receive any performance award based on individual performance. The Committee also cannot adjust upward the Company performance award for these individuals. However, the Committee has retained the discretion to award cash bonuses (which are subject to the deductibility cap) to those individuals.

(3) Stock Options

         The   Company   maintains  a  long-term   stock   option   program  for
approximately 85 senior managers to provide an equity-like interest in the Company. This program is intended to motivate senior management to improve the long-term performance of the Company's stock price and total return to stockholders.

         The number of stock options available for grant in any given year to all eligible employees will vary between .3% and .9% of common shares outstanding, depending on Company performance. Company performance is determined based upon three measures: the Company's 3- year total stockholder return relative to the S&P Midcap 400 index, its 3-year ROTC relative to Class I railroads and its annual compound revenue growth over a 3-year period relative to Class I railroads. The measures are weighted 50% on comparative stockholder return, 25% on ROTC and 25% on revenue growth. Stock options are granted at fair market value on the date of grant and vest 25% each year over four years. Actual awards to individual participants are based upon Company performance, individual performance and individual responsibility (salary grade) within the Company. The maximum award which can be made in one year to a participant under this program is options on 150,000 shares.


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(4) Incentive 2000 Plan Awards

         In May 1996, the stockholders approved the Illinois Central Railroad Incentive 2000 Plan ("Incentive 2000 Plan") for key management employees. The Incentive 2000 Plan is intended to focus senior managers on the goals of the
Company's Plan 2000, the five-year growth plan adopted by the Board for the years through 1999. Plan 2000 calls for increasing operating revenue to $800 million in the year 1999 while achieving an operating ratio (operating expense divided by operating revenue) under 60%. The Committee determined that providing significant cash incentives to management conditioned on achieving financial measures linked to Plan 2000 will promote the long-term interests of the Company and its stockholders. In addition to the goals of Plan 2000, the Incentive 2000 Plan calls for a return on total capital of 14% and earnings per share of $4.00 for the year 2000. The Board believes these goals are challenging but achievable, and if attained will result in substantial appreciation of stockholder value. Management will not benefit from Incentive 2000 Plan unless the Company's Common Stock reaches a price of at least $43 for twenty consecutive business days within the sixteen month period ending April 30, 2001.

         Employees in the Railroad's top ten salary grades are eligible to receive awards under the Incentive 2000 Plan. As of March 12, 1997, approximately 85 employees were eligible to participate in the Incentive 2000 Plan.

         The Incentive 2000 Plan will be administered by the Committee, which will certify the extent to which the performance objectives are attained. The Corporation believes that the Incentive 2000 Plan meets the requirements of The Omnibus Budget Reconciliation Act of 1993 to qualify as fully-deductible performance-based compensation.

Directors Incentive 2000 Option Plan

         In May 1996 the Stockholders also approved the Illinois Central Corporation Directors Incentive 2000 Option Plan (the "Directors Option Plan"). The Directors Option Plan is intended to complement the senior management's Incentive 2000 Plan and to link compensation of directors who are not employees of the Corporation or its subsidiaries ("Outside Directors") to the same goals of Plan 2000 and the stockholders' interests in the creation of stock value.

         The total number of shares of the Corporation's Common Stock authorized for issuance pursuant to the Directors Option Plan is 300,000, which number of shares of Common Stock is subject to adjustment upon the occurrence of a stock dividend, stock split, recapitalization or certain other capital adjustments. The Directors Option Plan will be administered by the Board of Directors of the Corporation, subject to certain restrictions set forth in the Directors Option Plan. Each of the eight eligible Outside Directors, as of May 1996, received a one-time grant of options to purchase 37,500 shares of Common Stock. The exercise price for each option is $37.875, which is equal to 150% of the closing sales price of the Common Stock on the New York Stock Exchange on March 8, 1996, the date of grant (adjusted to reflect the 3-for-2 stock split of the Common
Stock effective March 14, 1996). Options expire in 2006. If an Outside Director's service as a director terminates before April 30, 2001, the director will be entitled to exercise the number of options under the

Directors Option Plan that would have vested but for his termination of employment, prorated for the number of completed months in the Plan at the time such director's service terminates.

Results for 1996

         Actual results for 1996 were below threshold for the ROTC and revenue growth objectives of 12.1% and 3.0%, respectively. Actual 1996 ROTC was 12.0% and revenue declined 4.2%. However, there were significant capital expenditures during 1996 for which associated returns were not yet realized. Considering the impact of these investments, the committee determined that 1996 ROTC would have been approximately 12.1% and accordingly approved incentive payouts for ROTC at the threshold level (i.e., 50% of target) and nothing for revenue growth. In aggregate, approximately $4.0 million in bonuses were paid to all management employees for 1996.

         The Company's stockholder return for the three years ending December 31, 1996 was 13.0% compared to 12.0% for the S&P Midcap 400 index. ROTC for the three years ending 1996 was 11.5% compared to 6.7% for all Class I railroads. The annual compound revenue growth for those years was 5.2% compared to 4.1% for Class I railroads. Accordingly, the Committee determined that options for a maximum of 500,500 shares, or .82% of shares outstanding on grant date, should be awarded pursuant to the senior management stock option plan with respect to 1996 performance. These options will be awarded in 1997.

         Based on the 1997 Budget and the Company's strategic plans, including Plan 2000, the Committee established the Company's 1997 ROTC target at 11.2% and the annual revenue growth target at 7.5%.

CEO Compensation

         Mr. Harrison was the highest compensated officer of the Company in 1996. Mr. Harrison's salary for 1996 was $500,000. Pursuant to the Performance Compensation Plan, based on Company performance in 1996 and considerations cited above, Mr. Harrison received a Performance Award of $187,500.

         The Committee awarded Mr. Harrison a cash bonus of $200,000 with respect to his individual performance in 1996 in achieving a reduction to the Operating Ratio in the face of an extremely soft grain supply. In determining the amount of this bonus, the Committee considered Mr. Harrison's individual contribution toward the achievement of significant corporate objectives including, among others, the acquisition of the Chicago Central and Pacific, negotiation of labor contracts, settlement of matters related to the Union Pacific/Southern Pacific merger and development of important growth opportunities. Additionally, consideration was given to the magnitude of Mr. Harrison's personal award in relation to other employees. Finally, the Committee noted that Mr. Harrison did not receive a salary increase for 1995 or 1996 and that his total direct compensation (salary plus cash bonus) was comparable to compensation for CEOs of Class I railroads on a size-adjusted basis.

Employment Security Agreements

         In January 1997, the Board of Directors approved extending Employment Security Agreements to senior management employees in recognition of the extensive restructuring underway in the railroad industry. To retain the Company's management and promote alignment of management's interests with the stockholders' interests, the Company entered into Employment Security Agreements with approximately 26 senior officers which provide stated benefits in the event they are terminated without cause or terminate their employment for good reason within two years after a change of control. Following a covered termination, the officer will be entitled to two or three years base salary (depending on salary grade) and incentive payment target for one year plus a proration of the current year. Two or three years credit, respectively, will be granted toward the Supplemental Executive Retirement Plan and fringe benefits will be extended. However, payments under these agreements will be limited to 2.99 times average last five year W-2 wages to preclude triggering "Excess Parachute Payment" excise taxes.

Nondeductible Compensation

         The Committee does not currently anticipate that any executive officer's nonperformance-based compensation will exceed $1 million. For 1996, no executive officer received nonperformance-based compensation which exceeded $1 million. It is anticipated that all executive compensation to be paid in 1997 will be fully deductible as well. However, the Committee and the Board of Directors retain the discretion to grant nondeductible compensation if that would be in the best interests of the Company and stockholders under the circumstances.


Respectfully submitted,



Mr. George D. Gould, Chairman
Mr. Samuel F. Pryor, IV
Mr. John V. Tunney
Mr. Alan H. Washkowitz

Executive Compensation

         All of the cash compensation received by IC's executive officers during fiscal years 1996, 1995 and 1994 was paid or accrued by the Railroad; none was paid by IC. The following table sets forth information concerning the Chief Executive Officer and the four other most highly compensated executive officers for the year ended December 31, 1996. The table has been restated to give affect to a 3-for-2 stock split declared in January 1996.

                           Summary Compensation Table







                       Annual Compensation             Long-Term Compensation
                                                              Restricted Securities
Name and                                         Other Annual   Stock   Underlying     All Other
Principal                   Salary     Bonus    Compensation2 Award(s)3   Options    Compensation
Positions(s)        Year      ($)1      ($)1         ($)       ($)          #            ($)


E. Hunter Harrison  1996   500,000     387,500      18,615      --       85,500      175,734 4
 President and      1995   500,000     650,000      14,857      --       90,000      156,739 4
 Chief Executive    1994   496,154     630,000      15,424      --        --         108,522 4
 Officer

John D. McPherson . 1996   217,420     130,920      71,522 6    --       30,000       48,520 5
 Senior Vice ...... 1995   201,925     195,000       9,568      --       30,112       42,705 5
 President- ..      1994   174,660     190,000       7,909      --        --          31,936 5
 Operations

Donald H. Skelton . 1996   188,674     113,620       11,657     --       30,000       35,874 8
 Senior Vice        1995   166,984     158,000      108,835 7   --       19,800       16,285 8
 Marketing and      1994    19,039      10,000          958   642,500      --          1,552 8
 Sales

Ronald A. Lane .... 1996   173,982      96,710       12,676      --      19,500       42,172 9
 Vice President     1995   164,562     158,000       11,320      --      19,800       38,055 9
 and General        1994   154,328     157,000       11,504      --        --         30,648 9
 Counsel and
 Secretary

Dale W. Phillips .. 1996   188,674     104,880       10,808      --      19,500       44,503 10
 Vice President     1995   164,562     158,000        8,863      --      19,800       37,957 10
 and Chief          1994   154,328     157,000        8,399      --        --         30,856 10
 Financial Officer


Notes to Summary Compensation Table

     1 Bonus amounts include, but are not limited to, Performance Awards (see "Compensation Committee Report"). Amounts shown in a given year reflect amounts awarded with respect to that year but may have been paid the following year. Salary and Bonus amounts, where applicable, have not been reduced by the officers election to defer compensation pursuant to the Executive Deferred Compensation Plan.

     2 Generally includes federal and state tax "gross ups" for various perquisites such as company cars and club dues and initiation fees, and, when they exceeded the lesser of $50,000 or 10% of the total of annual salary and bonus, the value of perquisites. Excludes the value of the Company paid portion of the price for shares purchased under the Management Employee Discounted Stock Purchase Plan as same discount is available to all management employees.

     3 Restricted stock awards were granted in 1994 to Mr. Skelton. Shares awarded are restricted for a period of four years from the date of purchase or award. On each of the first four year anniversary dates of purchase or award, if employment has not previously been terminated, 25% of the shares originally awarded become unrestricted. Dividends paid on unvested restricted shares are not included in this table because they do not exceed regular dividends. As of December 31, 1996, Mr. McPherson owned 7,500 unvested shares of the shares granted in 1993 which had a current value of $240,000 and Mr. Skelton's unvested 11,250 shares had a current value of $360,000. Current value is computed by multiplying the closing NYSE market price of unrestricted stock on December 31, 1996, by the number of shares still subject to restrictions and netting out any consideration paid by award recipient. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

     4 Includes: (i) Railroad contributions to defined contribution plan of $3,000, for each fiscal year 1996, 1995 and 1994; (ii) Railroad contributions to 401(k) plan of $4,125, $4,620, and $4,620 for each fiscal year 1996, 1995 and 1994, respectively; (iii) amounts accrued under an executive account balance plan of $136,680, $124,559 and $84,652 for fiscal years 1996, 1995 and 1994, respectively; and (iv) amounts accrued under an excess benefit plan of $31,929, $24,560, and $16,250 for fiscal years 1996, 1995 and 1994, respectively.

     5 Includes: (i) Railroad contributions to defined contribution plan of $3,000 for each fiscal year 1996, 1995 and 1994; (ii) Railroad contributions to 401(k) plan of $4,488, $4,620 and $4,001 for fiscal years 1996, 1995 and 1994, respectively; (iii) amounts accrued under an executive account balance plan of $36,408, $31,942 and $23,778 for fiscal years 1996, 1995 and 1994, respectively; and (iv) amount accrued under an excess benefit plan of $4,624 and $3,143 and $1,157 in 1996, 1995 and 1994, respectively.

     6 Includes perquisites, including club dues and initiation fees of $28,774.

     7 Includes perquisites, including club dues and initiation fees of $50,905.

     8 Includes (i) Railroad contributions to defined contribution plan of $3,000, $3,000 and $275 for fiscal 1996, 1995 and 1994, respectively;
          (ii) Railroad contributions to 401(k) plan of $4,541, $4,620 and $207 for fiscal 1996, 1995 and 1994, respectively; (iii) amounts accrued under an executive account balance plan of $26,117, $7,925 and $1,070 for fiscal years 1996, 1995 and 1994, respectively; and (iv) amounts accrued under the excess benefit plan of $2,216, $740 in 1996 and 1995, respectively.

     9 Includes: (i) Railroad contributions to defined contribution plan of $3,000 for each fiscal year 1996, 1995, 1994 and 1993; (ii) Railroad contributions to 401(k) plan of $4,551, $4,620 and $4,620 for fiscal years 1996, 1995 and 1994, respectively; (iii) amounts accrued under an executive account balance plan of $32,837, $29,656 and $22,924 for fiscal years 1996, 1995 and 1994, respectively; and (iv) amounts accrued under the excess benefit plan of $1,784, $779 and $104 in 1996, 1995 and 1994, respectively.

     10 Includes: (i) Railroad contributions to defined contribution plan of $3,000 for each fiscal year 1996, 1995 and 1994; (ii) Railroad contributions to 401(k) plan of $4,462, $4,222 and $4,620 for fiscal years 1996, 1995 and 1994, respectively; (iii) amounts accrued under an executive account balance plan of $34,763, $29,953 and $23,132 for fiscal years 1996, 1995 and 1994, respectively; and (iv) amounts accrued under the excess benefit plan of $2,278, $782 and $104 in 1996, 1995 and 1994, respectively.

Options/Grants

         During  1996  following   stock  options  awards  under  the  Executive
Performance Compensation Program were awarded.

                       OPTIONS/ GRANTS IN LAST FISCAL YEAR
                                                                      Potential Realizable
                                                                      Value at Assumed
                                                                      Annual Rates of Stock
                                                                      Price Appreciation
                     Individual Grants                                for Option Terms(2)
                              Percent
                   Number of  of Total
                  Securities  Options
                  Underlying Granted to   Exercise
                     Options  Employees   or Base
                    Granted   in Fiscal    Price       Expiration
Name                  (#)      Year       ($/SH)        Date(1)       5% ($)         10%($)

E. Hunter Harrison   85,500   16.12%      25.25        3/08/2006   1,357,705   3,440,691
John D. McPherson    30,000    5.66       25.25        3/08/2006     476,388   1,207,260
Donald H. Skelton    30,000    5.66       25.25        3/08/2006     476,388   1,207,260
Ronald A. Lane ...   19,500    3.68       25.25        3/08/2006     309,652     784,719
Dale W. Phillips .   19,500    3.68       25.25        3/08/2006     309,652     784,719



     (1) Options vest at 25% per year on March 8, 1997, March 8, 1998, March 8, 1999 and March 8, 2000. (2) Potential realizable value is reported net of the option exercise price but before taxes associated with exercise. These amounts assume annual compounding results in total appreciation of 63% (5% per year) and 159% (10% per year). Actual gains, if any, on stock option exercises and common stock are dependent on the future performance of the common stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND FY-END OPTION VALUES

                    Shares             Number of Securities       Value of Unexercised
                  Acquired            Underlying Unexercised          In-the-Money
                     On    Value           Options at                  Options at
                  Exercise Realized        FY-End (#)                  FY-End($)2
Name                (#)     ($)     Exercisable Unexercisable    Exercisable   Unexercisable

E. Hunter Harrison   0       0       311,875      256,125       4,878,750      2,723,375
John D. McPherson    0       0       21,028        57,084         217,247        452,242
Donald H. Skelton    0       0        4,950        44,850          43,725        333,675
Ronald A. Lane       0       0       17,325        34,475         181,913        308,863
Dale W. Phillips     0       0       17,325        34,875         181,913        308,863


1 Includes shares exercisable on February 17, 1997, (93,750) and March 16, 1997 (44,878) and March 8, 1997 (48,262).
2    Based on the year-end price of $32.00.

Pension and Retirement Plans

         Executive Account Balance Plan. The Railroad's Executive Account Balance Plan provides for a sum equivalent to 10% of an executive's combined salary and performance awards in excess of a wage offset factor to be accrued annually (but not funded), and is payable upon the retirement from the Railroad or termination of employment. The wage offset factor is adjusted annually by the percentage increase in the social security wage base. For 1996, the wage offset factor was $104,500. Amounts accrued earn interest in accordance with the plan.

         Defined Contribution Plan. All management employees of the Railroad are eligible to participate in a defined contribution plan to which the Railroad contributes 2% of each participant's earnings (as defined in the plan). All contributions are fully vested upon contribution and are invested in various investment funds as selected by the employees. Contributions are designated as Employer Contributions in the Savings Plan.

         Supplemental Retirement and Savings Plans. All management employees of the Railroad are eligible to participate in the Supplemental Retirement and Savings Plan (the "Savings Plan"), which is a qualified salary reduction 401(k) plan. Eligible employees may make "pre-tax" contributions to the Savings Plan of up to 15% of their salary subject to limitations imposed by the Internal Revenue Code. Those contributions are partially matched by the Railroad. The matching contribution is limited to 50% of the first 6% of an employee's pre-tax salary (i.e., the matching contribution is limited to 3% of his or her salary). All contributions are fully vested upon contribution and are invested in various investment funds as selected by the employees.

         Excess Benefit Plan. Under the Railroad's Excess Benefit Plan, amounts are accrued for each executive officer on an unfunded basis to offset the limitations imposed by the Internal Revenue Code with respect to certain benefit plans as a result of the level of the recipient's compensation. Currently, the Excess Benefit Plan provides for the accrual of a sum equivalent to the employer matching contribution under the Supplemental Retirement and Savings Plan which is restricted by the limits of Section 402(g) of the Internal Revenue Code. The amounts accrued will be distributed at the same time and on the same terms as the amounts paid under the Savings Plan.

         Executive Deferred Compensation Plan. The Corporation established the Illinois Central Corporation Executive Deferred Compensation Plan effective as of January 1, 1994. The plan is available to all officers of the Railroad and such management employees as specified from time to time by the Railroad. Eligible employees may elect to defer up to 50% of base salary and 100% of annual bonus. Participants' account balances are fully vested and earn interest at a specified, variable rate. Distributions under the plan will be made in a lump sum or installments after the participant's retirement or other termination of employment. Subject to a penalty, a participant may elect to withdraw all or a portion of his or her account under the plan in the event of an unforeseen financial emergency.

         Supplemental   Executive   Retirement  Plan.  The  Corporation  has  no
tax-qualified defined benefit retirement plan for employees. However, the Corporation established the Illinois Central Corporation Supplemental Executive Retirement Plan effective as of January 1, 1994 (the "SERP"). The SERP covers all officers of the Railroad and such other management employees as specified from time to time by the Corporation. The monthly benefit payable pursuant to the SERP is equal to a maximum of 35% of the participant's final average compensation (defined as the average annual compensation paid for the highest 36 consecutive months out of the last 60 months prior to retirement) offset by the amount of annual annuity that could be purchased with the sum of: (I) the portion of the participant's account in the Savings Plan which is attributable solely to Employer contributions and the earnings thereon; (ii) the participant's account in the Excess Benefit Plan; and (iii) the participant's account balance in the Executive Account Balance Plan. Participants vest after five years of participation in the SERP. The following table shows benefits payable to those executives who are eligible for early retirement at age 55 or above with 10 years of credited service, or upon normal retirement at age 65.


Average                       Pension Plan Table
 Final       Estimated Annual Benefit for Years of Credited Service
Earnings       5         10         15          20         25

$100,000   $ 17,500   $ 35,000   $ 35,000   $ 35,000   $ 35,000
 200,000     35,000     70,000     70,000     70,000     70,000
 300,000     52,500    105,000    105,000    105,000    105,000
 400,000     70,000    140,000    140,000    140,000    140,000
 500,000     87,500    175,000    175,000    175,000    175,000
 600,000    105,000    210,000    210,000    210,000    210,000
 700,000    122,500    245,000    245,000    245,000    245,000
 800,000    140,000    280,000    280,000    280,000    280,000
 900,000    157,500    315,000    315,000    315,000    315,000

         The above table sets forth the estimated annual benefits payable on a single-life annuity basis if participant does not have a spouse at the time payment is to commence and a joint and 50% survivor annuity basis in the event the participant has a spouse at the time of commencement. For 1996, covered compensation for the executive officers named in the Summary Compensation Table consists of salary, bonus and any deferred compensation has been added back in the table.

     The number of years of credited  service as of December 31, 1996,  is three
(3) years for each of Messrs. Harrison, McPherson, Lane, and Phillips. Mr. Skelton has two (2) years of credited service at December 31, 1996.

         Directors' Compensation

         Under the compensation program for Outside Directors the annual retainer for the Chairman is $170,000 and the annual retainer for other Board members is $20,000. A supplemental annual retainer of $3,000 is paid each committee chairman. Each director receives $2,000 for each board or committee meeting attended and is reimbursed for expenses incurred in attending those meetings. No director fees are paid to Mr. Harrison since he is an employee. A Directors Deferral Plan permits directors to defer up to 100% of their cash compensation until they terminate their services as directors.

         The Outside Directors also receive an annual grant of stock options to purchase 2,250 shares at the fair market value on the date of grant. Stock options are granted to each continuing director (whether as a result of such director's re-election or by reason of the continuation of such director's term) on the date of each Annual Meeting. Such options are exercisable in full six months following their grant date and expire 10 years following grant date or if earlier, one year after termination of service as a director for any reason other than death or disability.

          In March 1996, each Outside Director received an option to purchase 37,500 shares which may vest on April 1, 2001 if specified Company performance objectives are achieved in the year 2000.

          The Outside Directors participate in a non-qualified retirement plan which provides for annual payment of an amount equal to the annual retainer at the time of a director's retirement (see above) to be paid for as many years as the director served in that capacity up to a maximum of 10 years.

         IC has an Indemnification Agreement with each of the directors.

Employment Contracts and Termination of Employment and Change in Control Arrangements

         The Corporation has entered into Employment Security Agreements with approximately 26 senior officers which provide stated benefits in the event they are terminated without cause or terminate their employment for good reason within two years after a change in control. Following a covered termination, the officer will be entitled to two or three years' base salary (depending on salary grade) and target incentive payment for one year plus a proration of the current year. Two or three years' credit will be granted toward the Supplementary Executive Retirement Plan and fringe benefits will be extended. However, payment under these agreements will be limited to 2.99 times average last five years W-2 earnings. In addition any unvested stock options and restricted stock granted to participants will vest upon a Change in Control.

Compensation Committee Interlocks and Insider Participation in Compensation
     Decisions

     The  following  independent  directors  are  members  of IC's  Compensation
Committee: George D. Gould (Chairman), Samuel F. Pryor, IV, John V. Tunney and Alan H. Washkowitz. No executive officer serves as a director of any entity whose executive officers serve on IC's Compensation Committee.

Performance Graph

         The following performance graph compares the Corporation's change in total stockholder return on its Common Stock since December 31, 1991 with the S&P Midcap Index in which the Corporation is included and the S&P Railroad Index which includes other Class I railroads but not the Railroad. Dividend reinvestment has been assumed.

                             Stock Performance Table
                                      S & P

               Period            IC Stock   Midcap 400     Railroads

               12-91               100         100            100
               12-92               111         112            112
               12-93               166         128            139
               12-94               146         123            120
               12-95               188         161            176
               12-96               242         192            219

OWNERSHIP OF COMMON STOCK AND CERTAIN TRANSACTIONS

OWNERSHIP

               The following table sets forth certain information with respect to persons known by the Corporation to beneficially own (as defined by the Securities Exchange Act of 1934) as of March 14, 1997, five percent or more of Common Stock, and with respect to each director and named executive officer of the Corporation and all directors and executive officers of the Corporation as a group.

  Name and Address                      Amount and                Percentage of
  (if applicable) of                     Nature of                 Common Stock
  Beneficial Owner                 Beneficial Ownership1           Outstanding1

  INVESCO PLC, et al.
  11 Devonshire Square
  London, EC2M 4YR England.........      4,509,450 2                  7.34%

  MacKay Shields Financial
   Corporation
  9 West 57th Street
  New York, New York  10019............  4,060,875 3                  6.61%

  George D. Gould......................      58,500                   *
  William B. Johnson...................      44,918 4                 *
  Gilbert H. Lamphere .................     858,097 5                 1.40%
  Alexander P. Lynch ..................     388,545 6                 *
  Samuel F. Pryor, IV .................     398,940 7                 *
  F. Jay Taylor .......................      35,248 8                 *
  John V. Tunney ......................      15,993 9                 *
  Alan H. Washkowitz ..................      56,250 10                *
  E. Hunter Harrison ..................     665,316                   1.08%
  Ronald A. Lane ......................     175,096                   *
  John D. McPherson ...................      77,728                   *
  Dale W. Phillips ....................     194,054                   *
  Donald H. Skelton....................      33,274                   *

  All directors and executive officers
   of IC as a group (16 persons)......... 3,283,020 11                5.26%


        * under 1%

1 Based on 61,406,831 shares of Common Stock outstanding on March 14, 1997. Shares issuable currently or within sixty days upon exercise of options are treated as outstanding for the purposes of stating the amount of beneficial ownership and computing the percentage of beneficial ownership of shares by such person (or of the group).

2 According to a Schedule 13G dated February 12, 1997, INVESCO PLC and or its United Kingdom or U.S. subsidiaries have shared voting and dispositive power for 4,509,450 shares in its capacity as an investment advisor to several investment funds.

3 According to a Schedule 13G dated February 17, 1997, MacKay Shields Financial Corporation, in its capacity as an investment manager for various clients, has shared voting and shared disposition power for 4,060,875 shares.

4 Includes 225 shares held by Mr. Johnson's spouse. Mr. Johnson disclaims beneficial ownership of these shares.

5 Excludes 209,112 shares held by a trust for the benefit of Mr. Lamphere's descendants, of which Messrs. Alexander P. Lynch and Richard G. Woolworth, Jr. are co-trustees. Mr. Lamphere disclaims beneficial ownership of these shares. Includes 69,831 shares held by a trust for benefit of Mr. Pryor's children, of which Mr. Lamphere is a co-trustee.

6 Includes 209,112 shares held by a trust for the benefit of Mr. Lamphere's descendants, of which Messrs. Alexander P. Lynch and Richard G. Woolworth, Jr. are co-trustees.

7 Excludes 69,831 shares held by a trust for the benefit of Mr. Pryor's children, of which Mr. Lamphere and Mr. Samuel F. Pryor, III, Mr. Pryor's father, are trustees. Mr. Pryor disclaims beneficial ownership of these shares.

8 Includes 1,500 shares held by Dr. Taylor's spouse. Dr. Taylor disclaims beneficial ownership of these shares.

9 Includes 4,500 shares held in trust for Mr. Tunney's mother, for which Mr. Tunney is Trustee.

10 Under an arrangement with Lehman Brothers, Mr. Washkowitz must remit to Lehman Brothers any gain upon exercise of the options for 24,750 shares of the total.

11   See Notes (4) - (10) above.

CERTAIN TRANSACTIONS

Lehman Brothers Inc.

     Mr.  Washkowitz  has been a Managing  Director  of Lehman  Brothers  or its predecessors since 1978. Lehman Brothers has provided services to the Corporation and the Railroad in the past and is expected to do so in the future. Lehman Brothers managed (i) the public debt offerings of the Railroad in 1996 and 1995, (ii) the debt tender offer and public debt offering of the Railroad in 1993 and (iii) is one of the designated dealer's for the Railroad's commercial paper program which started in November 1993.

The Bridgeford Group

     Mr. Lynch is Co-Chief Executive Officer and Co-President of The Bridgeford Group and served as a Senior Managing Director there from 1991 until 1995. The Bridgeford Group has provided services to the Corporation and the Railroad in the past and is expected to do so in the future. The Bridgeford Group assisted in the evaluation of and negotiations with Kansas City Southern Industries in 1994 and the evaluation of and negotiations with CCP Holdings, Inc. in 1995 and 1996. During 1996, approximately $1.8 million was paid to the Bridgeford Group for services rendered.



                                     GENERAL


COMPLIANCE WITH THE SECURITIES EXCHANGE ACT

     The Corporation's executive officers and directors are required under the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New
York Stock Exchange. Copies of those reports must be furnished to the Corporation as well.

     Based solely on a review of the copies of reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that during the preceding year all executive officers and directors have complied with applicable filing requirements, except for the November 1996 report of Mr. Donald H. Skelton which was filed 30 days late.

ANNUAL REPORTS

     A copy of the Corporation's 1996 Annual Report, which includes the Corporation's Consolidated Financial Statements for the three years ended December 31, 1996, was mailed to all stockholders of record as of March 14, 1997. The 1996 Annual Report is not to be regarded as part of the proxy soliciting materials.

PROXY SOLICITATION

     The cost of the solicitation of proxies will be paid by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by directors, officers and employees of the Corporation or its subsidiaries, without extra remuneration. The Corporation will reimburse brokers, banks, nominees and other fiduciaries for their reasonable expenses for forwarding proxy materials to principals.

     In   addition,    the   Corporation   has   retained   Corporate   Investor
Communications, Inc. at a fee of $5,000, to assist in the distribution of proxy material and the solicitation of proxies.

PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be included in next year's proxy statement must be received by the corporate Secretary at the Corporation's principal executive offices in Chicago, Illinois, no later than the close of business on December 5, 1997.

FURTHER BUSINESS

     To the best of the Board of Directors' knowledge, there are no matters to come before the Annual Meeting other than those set forth in this Proxy Statement. If any further business is presented to the Annual Meeting, the persons named in the proxies will act on behalf of the stockholders they represent according to their judgment.

                                              By order of the Board of Directors




                                                   Ronald A. Lane
                                                   Secretary
March 27, 1997

SIDE 1

                          ILLINOIS CENTRAL CORPORATION

                          ILLINOIS CENTRAL CORPORATION
P                                SAVINGS PLANS
R
O     Instructions Solicited on Behalf of the Trustee of the Savings Plans for
X                        Voting at Illinois Central Corporation's
Y                      Annual Meeting of Stockholders - May 7, 1997


                 The undersigned hereby instructs the Continental Trust Company, the Trustee under the Savings Plans to vote all shares subject to the participant's direction under such Plans, at the Annual Meeting of Stockholders of Illinois Central Corporation to be held in the Regent Room, Fairmont Hotel, 200 N. Columbus Drive, Chicago, Illinois 60601 on Wednesday, May 7, 1997, and at any adjournments thereof, as indicated on the reverse side of this card, and on all other matters coming before said Meeting in the Trustee's discretion.

              Election of Directors, Nominees:
              George D.  Gould, Alexander P.  Lynch, F.  Jay Taylor


           CONTINUED AND TO BE SIGNED ON REVERSE SIDE.              SEE REVERSE
                                                                       SIDE

SIDE II


       --------------------
              IC
             LOGO
             HERE
       --------------------





  X
------    Please mark votes as in this example.

          These instructions when properly executed will enable the Trustee to vote your shares in the manner directed herein. If no direction to the contrary is made, your shares may be voted by the Trustee in accordance with the terms of the Plan documents.

          The Board of Directors recommends a vote FOR the election of directors


1.  Election of Directors (see reverse).

           For             Withheld

           ------            ------
                                   MARK HERE
                                   FOR ADDRESS  -----
                                   CHANGE AND
                                   NOTE AT LEFT


-------------------------------------------------
For all nominees except as noted above.

                                          Please  sign  exactly as name  appears
                                          hereon. Joint owners should each sign.
                                          When  signing as  attorney,  executor,
                                          administrator,  trustee  or  guardian,
                                          please give full title as such.

                                          Mark here for address change and note
                                          at left


The signer hereby revokes all proxies     Signature:                  Date:
heretofore given by the signer to vote
at said meeting or any adjournments
thereof.                                  Signature:                  Date:
                                                         -----------------------

SIDE 1





















                          ILLINOIS CENTRAL CORPORATION

P     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
R                         OF STOCKHOLDERS - MAY 7, 1997
O
X
Y The undersigned hereby appoints E. Hunter Harrison and Ronald A. Lane, and each of them, as proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Illinois Central Corporation to be held in the Regent Room of the Fairmont Hotel, 200 N. Columbus Drive, Chicago, Illinois, 60601 on Wednesday, May 7, 1997, and at any adjournments thereof, as indicated on the reverse side of this card, and on all other matters coming before said Meeting in their discretion.

            Election of Directors, Nominees:
            George D.  Gould, Alexander P.  Lynch, F.  Jay Taylor


         CONTINUED AND TO BE SIGNED ON REVERSE SIDE.              SEE REVERSE
                                                                     SIDE

SIDE II


       --------------------
               IC
              LOGO
              HERE
       -------------------




  X
------    Please mark votes as in this example.

         These instructions when properly executed will be voted in the manner directed herein. If no direction to the contrary is made this proxy will be voted FOR proposal 1

          The Board of Directors recommends a vote FOR the election of Directors


1.  Election of Directors (see reverse).

           For             Withheld

           ------           ------

------------------------------------------------
For all nominees except as noted above.


                                   MARK HERE
                                   FOR ADDRESS  -----
                                   CHANGE AND
                                   NOTE AT LEFT


-------------------------------------------------
For all nominees except as noted above.

                                          Please  sign  exactly as name  appears
                                          hereon. Joint owners should each sign.
                                          When  signing as  attorney,  executor,
                                          administrator,  trustee  or  guardian,
                                          please give full title as such.

                                          Mark here for address change and note
                                          at left


The signer hereby revokes all proxies     Signature:                  Date:
heretofore given by the signer to vote
at said meeting or any adjournments
thereof.                                  Signature:                  Date:
                                                         -----------------------

                                   MARK HERE
                                   FOR ADDRESS  -----
                                   CHANGE AND
                                   NOTE AT LEFT


-------------------------------------------------
For all nominees except as noted above.

                                          Please  sign  exactly as name  appears
                                          hereon. Joint owners should each sign.
                                          When  signing as  attorney,  executor,
                                          administrator,  trustee  or  guardian,
                                          please give full title as such.

                                          Mark here for address change and note
                                          at left


The signer hereby revokes all proxies     Signature:                  Date:
heretofore given by the signer to vote
at said meeting or any adjournments
thereof.                                  Signature:                  Date:
                                                         -----------------------




                                          MARK HERE
                                          FOR ADDRESS
                                          CHANGE AND
                                          NOTE AT LEFT

                                               The signer hereby revokes all
                                               proxies heretofore given  by the
                                               signer to vote at said meeting or
                                               any adjournments thereof.

                                          Please  sign  exactly as name  appears
                                          hereon. Joint owners should each sign.
                                          When  signing as  attorney,  executor,
                                          administrator,  trustee  or  guardian,
                                          please give full title as such.

                                          Mark here for address change and note
                                          at left


                                          Signature:                   Date:
                                                            --------------------

                                          Signature:                   Date:
                                                            -------------------